Exhibit 4(ee)-2

Execution Copy

(2002 Series A - Mercer County)

COUNTY OF MERCER, KENTUCKY

AND

KENTUCKY UTILITIES COMPANY

A Kentucky and Virginia Corporation

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AMENDMENT NO. 1 TO LOAN AGREEMENT

IN CONNECTION WITH POLLUTION CONTROL FACILITIES

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Dated as of September 1, 2010

* * * * *

NOTICE:
The interest of the County of Mercer, Kentucky in and to this Amendment No. 1 to Loan Agreement has been assigned to Deutsche Bank Trust Company Americas, as Trustee, under the Indenture of Trust dated as of February 1, 2002.

THIS AMENDMENT NO. 1 TO LOAN AGREEMENT, dated as of September 1, 2010, but made effective as of the Effective Date (defined herein) (this “Amendment No. 1 to Loan Agreement”), by and between the COUNTY OF MERCER, KENTUCKY, being a public body corporate and politic duly created and existing as a county and political subdivision under the Constitution and laws of the Commonwealth of Kentucky, and KENTUCKY UTILITIES COMPANY, a corporation organized and existing under the laws of the Commonwealths of Kentucky and Virginia.

W I T N E S S E T H:

WHEREAS,  the County of Mercer, Kentucky (the “Issuer”) constitutes a public body corporate and politic duly created and existing as a county and political subdivision under the Constitution and laws of the Commonwealth of Kentucky, and pursuant to the provisions of Sections 103.200 to 103.285, inclusive, of the Kentucky Revised Statutes (the “Act”), the Issuer has the power to enter into the transactions contemplated by this Amendment No. 1 to Loan Agreement and to carry out its obligations hereunder; and

WHEREAS, the Issuer is authorized pursuant to the Act to issue negotiable bonds and lend the proceeds from the sale of such bonds to a utility company to finance and refinance the acquisition and construction of “pollution control facilities” as defined by the Act for the abatement and control of air pollution and to refund bonds which were previously issued for such purposes; and

WHEREAS, on May 23, 2002, the Issuer, at the request of Kentucky Utilities Company (the “Company”), issued its Pollution Control Revenue Bonds, 2002 Series A (Kentucky Utilities Company Project) (the “Bonds” or “2002 Series A Bonds”) in the original principal amount of $7,400,000, and the Issuer loaned the proceeds of the 2002 Series A Bonds to the Company pursuant to the Loan Agreement dated as of February 1, 2002, between the Issuer and the Company (the “Agreement”); and

WHEREAS, to secure the payment of the 2002 Series A Bonds, the Issuer assigned substantially all of its rights, title and interests in and to the Agreement to Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), pursuant to the Indenture of Trust dated as of February 1, 2002, between the Issuer and the Trustee (the “Indenture”); and

WHEREAS, the Company delivered to the Trustee, as security for the Company’s payment obligations under the Agreement, $7,400,000 aggregate principal amount of the Company’s first mortgage bonds issued under the Company’s Indenture dated May 1, 1947, as amended by indentures supplemental thereto (the “1947 Indenture”); and

WHEREAS, the 1947 Indenture was subsequently terminated, the first mortgage bonds issued under the 1947 Indenture to secure the 2002 Series A Bonds were released and the Company’s obligations under the Agreement became unsecured; and

WHEREAS, all of the 2002 Series A Bonds remain outstanding and unpaid; and

WHEREAS, the Company intends to enter into that certain Indenture dated as of October 1, 2010 (the “First Mortgage Indenture”), between the Company and The Bank of New York Mellon (the “First Mortgage Trustee”), pursuant to which the Company shall issue certain first mortgage bonds secured by a lien on and security interest in the operating property of the Company located in the Commonwealth of Kentucky; and

WHEREAS, in the event the Company grants a lien on and a security interest in its operating property to secure general debt for borrowed money, which the Company intends to do pursuant to the issuance of the first mortgage bonds pursuant to the First Mortgage Indenture, the Agreement obligates the Company to grant an equal and ratable lien on and security interest in its operating property in favor of the Trustee under the Indenture to secure the 2002 Series A Bonds; and

WHEREAS, the Company intends to issue first mortgage bonds (the “First Mortgage Bonds”) to the Trustee under the Indenture, thereby creating in favor of the Trustee for the benefit of the holders of the 2002 Series A Bonds an equal and ratable lien on and security interest in the operating property of the Company located in the Commonwealth of Kentucky as security for the payment of the 2002 Series A Bonds; and

WHEREAS, pursuant to Section 13.01 of the Indenture, the consent of the holders of the 2002 Series A Bonds is not required for the Issuer and the Company to enter into an amendment to the Agreement in order to conform the Agreement with changes and modifications to the Indenture made pursuant to Section 12.01 of the Indenture; and

WHEREAS, it is now appropriate and necessary that the Agreement be amended pursuant to Section 13.01 of the Indenture in connection with the issuance of the First Mortgage Bonds to the Trustee under the Indenture as additional collateral and security for the payment of the 2002 Series A Bonds; and

   WHEREAS, pursuant to and in accordance with the provisions of the Act and an Ordinance duly adopted by the Issuer on September 28, 2010, and in furtherance of the purposes of the Act and at the request of the Company, the Issuer has determined to enter into this Amendment No. 1 to Loan Agreement in order to provide additional collateral and security for the 2002 Series A Bonds; and

WHEREAS, the Issuer and the Trustee have entered into that certain Supplemental Indenture No. 1 to Indenture of Trust (the “Supplemental Indenture No. 1”) of even date herewith pursuant to Section 12.01 of the Indenture; and

WHEREAS, all acts, conditions and things required by the Constitution and laws of the Commonwealth of Kentucky and by the requirements of the Issuer to happen, exist and be performed precedent to and in the execution and delivery of this Amendment No. 1 to Loan Agreement have happened, have existed and have been performed as so required in order to make this Amendment No. 1 to Loan Agreement a valid and binding loan agreement for the security of the holders of the 2002 Series A Bonds and for payment of all amounts due under the Agreement and this Amendment No. 1 to Loan Agreement in accordance with their respective terms.

NOW, THEREFORE, FOR AND IN CONSIDERATION OF THE PREMISES AND THE MUTUAL COVENANTS AND AGREEMENTS HEREINAFTER CONTAINED, THE PARTIES HERETO AGREE EACH WITH THE OTHER AS FOLLOWS:

ARTICLE I

AMENDMENTS TO THE LOAN AGREEMENT

Section 1.1.        Amendment of Table of Contents.  Section 7.9 of the Table of Contents of the Agreement is hereby deleted in its entirety.

Section 1.2.        Amendment of Section 1.02. Incorporation of Certain Terms by Reference.  The following defined terms are hereby added to Section 1.02 of the Agreement and shall have the meanings set forth in Section 1.5 of the Supplemental Indenture No. 1:

“Amendment No. 1 to Loan Agreement”
“Effective Date”
“Supplemental Indenture No. 1”

The following defined terms in Section 1.5 of the Supplemental Indenture No. 1 shall amend, restate and supersede the corresponding defined terms set forth in Section 1.02 of the Agreement

“First Mortgage Bonds"
“First Mortgage Indenture”
 “First Mortgage Trustee”
“Redemption Demand”
“Supplemental First Mortgage Indenture” in lieu of “Supplemental Indenture”

Section 1.02 of the Agreement is further hereby amended by deleting the definition of “Release Date” and all references to such term in the Agreement.

Section 1.3.        Amendment of Section 1.03. Additional Definitions.  The following defined terms set forth in Section 1.03 of the Agreement are hereby deleted in their entirety:

“Capitalization”
“Debt”
“Net Tangible Assets”
“Operating Property”

Section 1.4.        Amendment of Section 3.2. Agreement as to Ownership of Project. Section 3.2 of the Agreement is hereby amended and restated to read as follows:

Section 3.2.  Agreement as to Ownership of  Project.  The Issuer and the Company agree that title to and ownership of the Project shall remain in and be the sole property of the Company in which the Issuer shall have no interest.  From and after the Effective Date, the Project is acknowledged to be subject to the lien of the First Mortgage Indenture.  Notwithstanding any other provision hereof, the Company shall be permitted to sell or otherwise dispose of all or any portion of the Project, provided that the Company first receives the opinion of Bond Counsel that such sale or disposition shall not adversely affect the exclusion of the interest on the 2002 Series A Bonds from gross income for federal income tax purposes and provided further that in the event of any assignment, in whole or in part, of this Agreement and the Amendment No. 1 to Loan Agreement, such assignment shall be in accordance with Section 8.1 hereof.

Section 1.5.        Amendment of Section 4.6. First Mortgage Bonds. Section 4.6 of the Agreement is hereby amended and restated to read as follows:

Section 4.6.        First Mortgage Bonds.  The Company covenants and agrees with the Issuer that it will, for the purpose of providing security for the 2002 Series A Bonds, execute and deliver to the Trustee on the Effective Date the First Mortgage Bonds in aggregate principal amount equal to the aggregate principal amount of the 2002 Series A Bonds.  The First Mortgage Bonds shall be in full force and effect from and after the Effective Date and shall mature as to principal identically as in the case of the 2002 Series A Bonds and, upon the giving of a Redemption Demand to the First Mortgage Trustee and completion of other conditions precedent set forth in the Supplemental First Mortgage Indenture, shall bear interest identically as in the case of the 2002 Series A Bonds.

Following the Effective Date, upon the occurrence of an event of default under Article IX of this Agreement, as amended by the Amendment No. 1 to Loan Agreement, that has resulted in a default in payment of the principal of, premium, if any, or interest on the 2002 Series A Bonds as and when the same come due, whether at maturity, redemption, acceleration or otherwise, or a default in payment of the purchase price of any 2002 Series A Bond tendered for purchase, the acceleration of the maturity date of the 2002 Series A Bonds (to the extent not already due and payable) as a consequence of such event of default and the receipt by the First Mortgage Trustee of a Redemption Demand from the Trustee, the First Mortgage Bonds shall bear interest, and principal and interest thereon will be payable, in accordance with the provisions specified in the Supplemental First Mortgage Indenture.

           Upon payment of the principal of, premium, if any, and interest on any of the 2002 Series A Bonds, whether at maturity or prior to maturity by redemption or otherwise, and the surrender thereof to, and cancellation thereof by, the Trustee, or upon provision for the payment thereof having been made in accordance with the provisions of Article VIII of the Indenture, First Mortgage Bonds in an amount equal to the aggregate principal amount of the 2002 Series A Bonds so surrendered and cancelled or for the payment of which provision has been made shall be deemed fully paid and the obligations of the Company thereunder terminated and such First Mortgage Bonds shall be surrendered by the Trustee to the First Mortgage Trustee and shall be cancelled by the First Mortgage Trustee.  All of the First Mortgage Bonds shall be registered in the name of the Trustee and shall be non-transferable, except to effect transfers to any successor trustee under the Indenture.

Section 1.6.        Amendment of Section 7.7. Financing Statements.  Section 7.7 of the Agreement is hereby amended and restated to read as follows:

Section 7.7.  Financing Statements.  The Company shall, to the extent required by law, file and record, refile and rerecord, or cause to be filed and recorded, refiled and rerecorded, all documents or notices, including financing statements and continuation statements, required by law in order to perfect, or maintain the perfection of, the respective liens of the Indenture and the First Mortgage Indenture.  The Issuer shall cooperate fully with the Company in taking any such action.  Concurrently with the execution and delivery of the First Mortgage Bonds, the Company shall cause to be delivered to the Trustee an opinion of counsel (a) stating that in the opinion of such counsel, either (i) such action has been taken, as set forth therein, with respect to the recording and filing of such documents, notices and financing statements as is necessary to perfect the respective liens of the Indenture and the First Mortgage Indenture under the Uniform Commercial Code of the Commonwealth of Kentucky, or (ii) no such action is necessary to so perfect such liens, and (b) stating the requirements for the filing of continuation statements or other documentation or notices in order to maintain the perfection of the respective liens of the Indenture and the First Mortgage Indenture, which filings the Company agrees to undertake.

Section 1.7.       Deletion of Section 7.9. Negative Pledge.  Section 7.9 of the Agreement is hereby deleted in its entirety.

Section 1.8.        Amendment of Section 9.1. Events of Default Defined.  Section 9.1(c) of the Agreement is hereby amended and restated and subsection (f) is hereby added to Section 9.1, in each case to read as follows:

(c)   From and after the Effective Date, all bonds outstanding under the First Mortgage Indenture shall, if not already due, have become immediately due and payable whether by declaration of the First Mortgage Trustee or otherwise, and such acceleration shall not have been rescinded or annulled by the First Mortgage Trustee.

(f)    The occurrence of an Event of Default under the Indenture.

Section 1.9.        Amendment of Section 9.2. Remedies on Default.  Section 9.2(c) of the Agreement is hereby amended and restated to read as follows:

(c)   The Trustee, on behalf of the Issuer, may take whatever action at law or in equity may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement and the Amendment No. 1 to Loan Agreement, including, from and after the Effective Date, any remedies available in respect of the First Mortgage Bonds.

Section 1.10.      Amendment of Section 10.6. Concurrent Discharge of First Mortgage Bonds. Section 10.6 of the Agreement is hereby amended and restated to read as follows:

Section 10.6.  Concurrent Discharge of First Mortgage Bonds.  From and after the Effective Date, in the event any of the 2002 Series A Bonds shall be paid and discharged pursuant to any provisions of this Agreement and the Amendment No. 1 to Loan Agreement, so that same are not thereafter Outstanding, as the term “Outstanding” is defined in the Indenture, a like principal amount of First Mortgage Bonds shall be deemed fully paid and the obligations of the Company thereunder terminated.  Thereupon, Trustee shall deliver to First Mortgage Trustee such like principal amount of First Mortgage Bonds for cancellation pursuant to Section 2.13 of the Indenture.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.        Representations, Warranties and Covenants by the Issuer.  The Issuer represents, warrants and covenants that:

(a) The Issuer is a public body corporate and politic duly created and existing as a county and political subdivision under the Constitution and laws of the Commonwealth of Kentucky and, pursuant to the Act, the Issuer has the power to enter into this Amendment No. 1 to Loan Agreement and the Supplemental Indenture No. 1 and the transactions contemplated hereby and thereby and to carry out its obligations hereunder and thereunder.

(b) To its knowledge, the Issuer is not in default under or in violation of the Constitution or any of the laws of the Commonwealth of Kentucky relevant to the issuance of the First Mortgage Bonds or the consummation of the transactions contemplated hereby, and the Issuer has been duly authorized to execute and deliver this Amendment No. 1 to Loan Agreement and the Supplemental Indenture No. 1.  The Issuer agrees that it will do or cause to be done in a timely manner all things necessary to preserve and keep in full force and effect its existence, and to carry out the terms of this Amendment No. 1 to Loan Agreement.

Section 2.2.        Representations, Warranties and Covenants by the Company.  The Company represents, warrants and covenants that:

(a) The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealths of Kentucky and Virginia, (ii) is duly qualified, authorized and licensed to transact business in each jurisdiction wherein failure to qualify would have a material adverse effect on the conduct of its business and (iii) is not in violation of any provision of its Articles of Incorporation, its By-Laws or any laws of the Commonwealths of Kentucky or Virginia  relevant to the transactions contemplated hereby or in connection with the issuance of the First Mortgage Bonds.

(b) The Company has full and complete legal power and authority to execute and deliver this Amendment No. 1 to Loan Agreement, the First Mortgage Indenture, the Supplemental First Mortgage Indenture and the First Mortgage Bonds to be issued pursuant thereto, and has by proper corporate action duly authorized the execution and delivery of this Amendment No. 1 to Loan Agreement, the First Mortgage Indenture, the Supplemental First Mortgage Indenture and the First Mortgage Bonds.

(c) No event of default, and no event of the type described in clauses (a) through (f) of Section 9.1 of the Agreement, as amended by this Amendment No. 1 to Loan Agreement, has occurred and is continuing, and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an event of default or a default under any agreement or instrument to which the Company is a party or by which the Company is or may be bound or to which any of the property or assets of the Company is or may be subject which would impair in any material respect its ability to carry out its obligations under the Agreement, this Amendment No. 1 to Loan Agreement, the First Mortgage Indenture, the First Mortgage Bonds or the transactions contemplated hereby or thereby.  Neither the execution and delivery of the Agreement, this Amendment No. 1 to Loan Agreement, the First Mortgage Indenture or the First Mortgage Bonds, nor the consummation of the transactions contemplated hereby or by the Indenture and the Supplemental Indenture No. 1, nor the fulfillment of or compliance with the terms and conditions hereof or thereof, conflicts with or results in a breach of the terms, conditions or provisions of any corporate restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitutes a default under any of the foregoing, or results in the creation or imposition of any prohibited lien, charge or encumbrance whatsoever upon any of the property or assets of the Company under the terms of any instrument or agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1.        Term of Amendment No. 1 to Loan Agreement.  This Amendment No. 1 to Loan Agreement shall remain in full force and effect from the date hereof to and including the later of February 1, 2032, or until such time as all of the 2002 Series A Bonds shall have been fully paid (or provision made for such payment pursuant to the Indenture and the Supplemental Indenture No. 1 and any amendments thereto), whichever shall be later; provided, however, that the Agreement, as amended, may be cancelled and terminated prior to said date in accordance with the provisions of Section 11.1 of the Agreement.

Section 3.2.        Ratification.  Except as amended and supplemented by Articles I and II hereof, the Issuer and the Company hereby ratify and reaffirm the terms and provisions of the Agreement and their respective representations, warranties, covenants, agreements and obligations set forth therein.

Section 3.3.        Effective Date.  This Amendment No. 1 to Loan Agreement has been made and entered into as of the date first written above but shall be effective as of the Effective Date.

Section 3.4.        Binding Effect.  This Amendment No. 1 to Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in Sections 7.2, 8.l and 8.3 of the Agreement.

Section 3.5.        Severability.  In the event any provision of this Amendment No. 1 to Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

Section 3.6.        Execution in Counterparts.  This Amendment No. 1 to Loan Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 3.7.        Applicable Law.  This Amendment No. 1 to Loan Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

Section 3.8.        Captions.  The captions or headings in this Amendment No. 1 to Loan Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions, Articles or Sections of this Amendment No. 1 to Loan Agreement.

Section 3.9.        No Pecuniary Liability of Issuer.  No provision, covenant or agreement contained in this Amendment No. 1 to Loan Agreement or breach thereof shall constitute or give rise to a pecuniary liability of the Issuer or a charge upon its general credit or taxing powers.

(signature page immediately follows)

IN WITNESS WHEREOF, the Issuer and the Company have caused this Amendment No. 1 to Loan Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all of the date first written.

COUNTY OF MERCER, KENTUCKY

(SEAL)
By
MILWARD DEDMAN County Judge/Executive

ATTEST:

____________________________________________
GAYLE HORN
Fiscal Court Clerk

KENTUCKY UTILITIES COMPANY

(SEAL)
By
DANIEL K. ARBOUGH Treasurer

ATTEST:

____________________________________________
JOHN R. McCALL
Secretary